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                                  Exhibit 99.2

                      STATEMENT OF CHIEF FINANCIAL OFFICER
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

      Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Mark W. Simon, the Senior Vice President, Chief Financial Officer and Corporate Secretary of Penn Engineering & Manufacturing Corp. (the "Company"), hereby certifies that to his knowledge:

1. The Company's Form 10-Q Quarterly Report for the period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  November 13, 2002

                                         /s/ Mark  W. Simon
                                         --------------------------------------
                                         Mark W. Simon
                                         Senior Vice President/CFO and
                                         Corporate Secretary



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